Smartsheet Inc. Announces Third Quarter Fiscal Year 2020 Results

•	Third quarter total revenue grew 53% year over year to $71.5 million

•	Third quarter net operating cash flow was positive $1.0 million, net free cash flow was negative $2.9 million

BELLEVUE, Wash. - December 4, 2019 - Smartsheet Inc. (NYSE: SMAR), the platform for enterprise achievement, today announced financial results for its third fiscal quarter ended October 31, 2019.

"We delivered another strong quarter in Q3 and are well-positioned for the future," said Mark Mader, President and CEO of Smartsheet. "We are demonstrating the ability to extend and expand across the enterprise and, most importantly, customers are realizing value and are leaning in."

Third Quarter Fiscal 2020 Financial Highlights

•
Revenue: Total revenue was $71.5 million, an increase of 53% year over year. Subscription revenue was $64.4 million, an increase of 55% year over year. Professional services revenue was $7.2 million, an increase of 34% year over year.

•
Operating Loss: GAAP operating loss was $31.8 million, or 45% of total revenue, compared to GAAP operating loss of $16.4 million, or 35% of total revenue, in the third quarter of fiscal 2019. Non-GAAP operating loss was $20.7 million, or 29% of total revenue, compared to non-GAAP operating loss of $10.2 million, or 22% of total revenue, in the third quarter of fiscal 2019.

•
Net Loss: GAAP net loss was $28.9 million, compared to GAAP net loss of $15.6 million in the third quarter of fiscal 2019. GAAP net loss per share was $0.25, compared to GAAP net loss per share of $0.15 in the third quarter of fiscal 2019. Non-GAAP net loss was $17.7 million, compared to non-GAAP net loss of $9.4 million in the third quarter of fiscal 2019. Non-GAAP net loss per share was $0.15, compared to non-GAAP net loss per share of $0.09 in the third quarter of fiscal 2019.

•
Cash Flow: Net operating cash flow was positive $1.0 million, compared to net operating cash flow of positive $2.4 million in the third quarter of fiscal 2019. Net free cash flow was negative $2.9 million, compared to negative $2.0 million in the third quarter of fiscal 2019.

Third Quarter Fiscal 2020 Business Highlights

•	Ended the quarter with 83,139 domain-based customers

•	The number of all customers with annualized contract values ("ACV") of $5,000 or more grew to 8,421, an increase of 51% year over year

•	The number of all customers with ACV of $50,000 or more grew to 770, an increase of 114% year over year

•	The number of all customers with ACV of $100,000 or more grew to 279, an increase of 120% year over year

•	Average ACV per domain-based customer increased to $3,286, an increase of 48% year over year

•	Dollar-based net retention rate was 134%

The dollar-based net retention rate is calculated by dividing the aggregate ACV as of the end of the quarter (net of expansions, reductions and cancellations) by the same customer cohort’s net aggregate ACV as of the end of the comparable year-ago quarter. This calculation excludes customers acquired within the previous 12 months. The ACV for customers which Smartsheet acquired through the purchase of 10,000ft on May 1, 2019 will not impact the dollar-based net retention rate metric until one year from the date of acquisition.

The section titled "Use of Non-GAAP Financial Measures" below contains a description of the non-GAAP financial measures with a reconciliation between GAAP and non-GAAP information. The section titled "Definitions of Business Metrics" contains definitions of certain non-financial metrics provided within this earnings release.

Financial Outlook

For the fourth quarter of fiscal 2020, the Company currently expects:

•	Total revenue of $77.0 million to $78.0 million, representing year-over-year growth of 48% to 50%

•	Non-GAAP operating loss of $21.5 million to $19.5 million

•	Non-GAAP net loss per share of $0.17 to $0.16, assuming basic and diluted weighted average shares outstanding of approximately 117.5 million

For the full fiscal year 2020, the Company currently expects:

•	Total revenue of $269.4 million to $270.4 million, representing year-over-year growth of 52%

•	Billings of $326.0 million to $328.0 million, representing year-over-year growth of 51%

•	Non-GAAP operating loss of $67.0 million to $65.0 million

•	Non-GAAP net loss per share of $0.53 to $0.52, assuming basic and diluted weighted average shares outstanding of approximately 112.5 million

•	Net free cash flow burn of $25 million

These statements are forward-looking and actual results may materially differ. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause our actual results to materially differ from these forward-looking statements.

We have not reconciled net free cash flow guidance to net cash from operating activities because we do not provide guidance on the reconciling items between net cash from operating activities and net free cash flow, due to the uncertainty regarding, and the potential variability of, these items. The actual amount of such reconciling items will have a significant impact on our net free cash flow. Accordingly, a reconciliation of net cash from operating activities to net free cash flow is not available without unreasonable effort. We do not provide reconciliation of calculated billings guidance as its components are solely revenue and deferred revenue, and guidance for revenue is already provided.

Conference Call Information

Smartsheet will host a conference call and live webcast for analysts and investors at 1:30 p.m. Pacific Time on December 4, 2019. A live webcast and accompanying presentation can be accessed on the Investor Relations section of the Company's website at: https://investors.smartsheet.com. The conference call can also be accessed by dialing (877) 274-9243, or +1 (647) 689-5417 (outside of the US). The conference ID is 3093628. A replay of the call via webcast will be available at https://investors.smartsheet.com or by dialing (800) 585-8367 or +1 (416) 621-4642 (outside of the US). The dial-in replay will be available until the end of day on December 11, 2019. The webcast replay will be available for one year.

Forward-Looking Statements
This press release contains “forward-looking” statements that are based on our management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include, but are not limited to, statements about Smartsheet’s outlook for the fourth fiscal quarter ending January 31, 2020 and the full fiscal year ending January 31, 2020, and Smartsheet’s expectations regarding possible or assumed business strategies, potential growth and innovation opportunities, new products, and potential market opportunities.
Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “believe,” “continue,” “could,” “potential,” “remain,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: our ability to achieve future growth and sustain our growth rate, our ability to attract and retain customers and increase sales to our customers, our ability to develop and release new products and services and to scale our platform, our ability to increase adoption of our platform through our self-service model, our ability to maintain and grow our relationships with strategic partners, the highly competitive and rapidly evolving market in which we participate, our ability to identify targets for, execute on, or realize the benefits of, potential acquisitions, and our international expansion strategies. Further information on risks that could cause actual results to differ materially from forecasted results is included in our filings with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended October 31, 2019 to be filed with the SEC. Any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Use of Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures can be found in the accompanying financial statements included with this press release.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP financial metrics to assist investors in seeing our financial performance through the eyes of management, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.
We define non-GAAP operating loss as GAAP loss from operations excluding share-based compensation expense, amortization of acquisition-related intangible assets, and one-time costs associated with mergers and acquisitions. Non-GAAP net loss, which is used in calculating non-GAAP net loss per share, also excludes expense associated with revaluation of convertible preferred stock warrant liability. There are a number of limitations related to the use of these non-GAAP measures as compared to GAAP operating loss and net loss, including that the non-GAAP measures exclude share-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.
We use the non-GAAP financial measure of net free cash flow, which is defined as GAAP net cash flows from operating activities, reduced by cash used for purchases of property and equipment (inclusive of spend on internal-use software) and principal payments on capital lease obligations. We believe net free cash flow is an important liquidity measure of the cash that is available, after capital expenditures and operational expenses, for investment in our business and to make acquisitions. Net free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth. There are a number of limitations related to the use of net free cash flow as compared to net cash from operating activities, including that net free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.
Definitions of Business Metrics

Number of domain-based customers

We define domain-based customers as organizations with a unique email domain name such as @cisco. All other customers, which we designate as ISP customers, are typically small teams or individuals who register for our services with an email address hosted on a widely used domain such as @gmail, @outlook, or @yahoo.

Average ACV per domain-based customer

We define average ACV per domain-based customer as total outstanding ACV for domain-based subscriptions as of the end of the reporting period divided by the number of domain-based customers as of the same date.

Dollar-based net retention rate

We calculate dollar-based net retention rate as of a period end by starting with the ACV from the cohort of all customers as of the 12 months prior to such period end, or Prior Period ACV. We then calculate the ACV from these same customers as of the current period end, or Current Period ACV. Current Period ACV includes any upsells and is net of contraction or attrition over the trailing 12 months, but excludes subscription revenue from new customers in the current period. We then divide the total Current Period ACV by the total Prior Period ACV to arrive at the dollar-based net retention rate.

About Smartsheet

Smartsheet (NYSE: SMAR) is the platform for enterprise achievement. By aligning people and technology so organizations can move faster and drive innovation, Smartsheet enables its customers and users to achieve more. Visit www.smartsheet.com to learn more.

Disclosure of Material Information

Smartsheet announces material information to its investors using SEC filings, press releases, public conference calls, and on its investor relations page of the company’s website at
https://investors.smartsheet.com.

SMARTSHEET INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018
Revenue
Subscription	$64,355	$41,520	$172,991	$111,048
Professional services	7,170	5,348	19,372	14,523
Total revenue	71,525	46,868	192,363	125,571
Cost of revenue
Subscription	8,867	4,873	23,050	13,697
Professional services	5,231	3,831	14,198	10,485
Total cost of revenue	14,098	8,704	37,248	24,182
Gross profit	57,427	38,164	155,115	101,389
Operating expenses
Research and development	25,049	15,599	67,496	42,855
Sales and marketing	50,896	30,084	125,569	76,723
General and administrative	13,330	8,888	35,728	24,211
Total operating expenses	89,275	54,571	228,793	143,789
Loss from operations	(31,848)	(16,407)	(73,678)	(42,400)
Interest income	2,810	1,016	6,073	2,092
Other income (expense), net	187	(156)	(243)	(1,782)
Net loss before income tax provision (benefit)	(28,851)	(15,547)	(67,848)	(42,090)
Income tax provision (benefit)	5	22	(68)	110
Net loss and comprehensive loss	$(28,856)	$(15,569)	$(67,780)	$(42,200)
Net loss per share attributable to common shareholders, basic and diluted	$(0.25)	$(0.15)	$(0.61)	$(0.55)
Weighted-average shares outstanding used to compute net loss per share attributable to common shareholders, basic and diluted	116,861	102,822	111,401	76,065

Share-based compensation expense included in the condensed consolidated statements of operations was as follows (in thousands, unaudited):

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018

Cost of subscription revenue	$366	$96	$957	$214
Cost of professional services revenue	343	149	858	346
Research and development	3,934	2,552	9,523	4,596
Sales and marketing	3,516	1,973	8,900	3,856
General and administrative	2,170	1,274	5,473	2,972
Total share-based compensation expense*	$10,329	$6,044	$25,711	$11,984
*Includes amortization related to share-based compensation that was capitalized in internal-use software in previous periods.

SMARTSHEET INC.

Condensed Consolidated Balance Sheets
(in thousands, except share data)
(unaudited)

	October 31, 2019	January 31, 2019
Assets
Current assets
Cash and cash equivalents	$513,357	$213,085
Short-term investments	50,000	—
Accounts receivable, net of allowances of $2,224 and $1,234, respectively	42,634	30,173
Prepaid expenses and other current assets	9,369	3,922
Total current assets	615,360	247,180
Long-term assets
Restricted cash	1,051	2,620
Deferred commissions	40,946	29,014
Property and equipment, net	26,915	22,540
Operating lease right-of-use assets	56,744	—
Intangible assets, net	16,005	1,827
Goodwill	16,497	5,496
Other long-term assets	1,259	67
Total assets	$774,777	$308,744
Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$4,024	$4,658
Accrued compensation and related benefits	29,703	25,557
Other accrued liabilities	13,285	6,544
Operating lease liabilities, current	11,041	—
Finance lease liabilities, current	3,025	3,768
Deferred revenue	135,021	95,766
Total current liabilities	196,099	136,293
Operating lease liabilities, non-current	48,668	—
Finance lease liabilities, non-current	2,156	2,164
Deferred revenue, non-current	817	367
Other long-term liabilities	—	2,928
Total liabilities	247,740	141,752
Shareholders’ equity
Preferred stock, no par value; 10,000,000 shares authorized, no shares issued or outstanding as of October 31, 2019 and January 31, 2019	—	—
Class A common stock, no par value; 500,000,000 shares authorized, 117,370,469 shares issued and outstanding as of October 31, 2019; 500,000,000 shares authorized, 48,003,701 shares issued and outstanding as of January 31, 2019	—	—
Class B common stock, no par value; 500,000,000 shares authorized, no shares issued and outstanding as of October 31, 2019; 500,000,000 shares authorized, 56,967,742 shares issued and outstanding as of January 31, 2019	—	—
Additional paid-in capital	755,334	327,510
Accumulated deficit	(228,297)	(160,518)
Total shareholders’ equity	527,037	166,992
Total liabilities and shareholders’ equity	$774,777	$308,744

SMARTSHEET INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended October 31,
	2019	2018
Cash flows from operating activities
Net loss	$(67,780)	$(42,200)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation expense	25,688	11,984
Remeasurement of convertible preferred stock warrant liability	—	1,326
Depreciation of property and equipment	7,857	5,060
Amortization of deferred commission costs	13,676	7,342
Unrealized foreign currency (gain)/loss	(7)	115
Amortization of intangible assets	1,913	382
Amortization of operating lease right-of-use assets	5,656	—
Changes in operating assets and liabilities:
Accounts receivable	(11,688)	(8,980)
Prepaid expenses and other current assets	(5,756)	(1,510)
Operating lease right-of-use assets	(9,012)	—
Other long-term assets	(192)	49
Accounts payable	(237)	941
Other accrued liabilities	6,731	2,792
Accrued compensation and related benefits	5,862	4,791
Deferred commissions	(25,608)	(16,400)
Other long-term liabilities	(1,003)	588
Deferred revenue	38,675	26,870
Operating lease liabilities	4,397	—
Net cash used in operating activities	(10,828)	(6,850)
Cash flows from investing activities
Purchases of short-term investments	(50,000)	—
Purchases of long-term investments	(1,000)	—
Purchases of property and equipment	(4,186)	(4,372)
Capitalized internal-use software development costs	(5,190)	(2,156)
Payments for business acquisition, net of cash acquired	(26,659)	—
Net cash used in investing activities	(87,035)	(6,528)
Cash flows from financing activities
Proceeds from initial public offering of common stock, net of underwriters' discounts and commissions	—	163,844
Proceeds from follow-on offering of common stock, net of underwriters' discounts and commissions	379,828	—
Payments on principal of finance leases	(3,114)	(2,520)
Payments of deferred offerings costs	(798)	(2,388)
Proceeds from exercise of stock options	12,961	3,087
Proceeds from Employee Stock Purchase Plan	7,687	4,832
Net cash provided by financing activities	396,564	166,855
Effects of changes in foreign currency exchange rates on cash, cash equivalents, and restricted cash	2	(73)
Net increase in cash, cash equivalents, and restricted cash	298,703	153,404
Cash, cash equivalents, and restricted cash
Beginning of period	215,705	61,059
End of period	$514,408	$214,463

Supplemental disclosures
Cash paid for interest	$185	$257
Purchases of fixed assets under finance leases	2,364	2,639
Right-of-use assets obtained in exchange for new operating lease liabilities	9,012	—
Accrued purchases of property and equipment (including internal-use software)	873	480
Deferred offering costs, accrued but not yet paid	60	215
Share-based compensation expense capitalized in internal-use software development costs	724	114

SMARTSHEET INC.
Reconciliation from GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation from GAAP to non-GAAP operating loss and operating margin

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018
	(dollars in thousands)
Loss from operations	$(31,848)	$(16,407)	$(73,678)	$(42,400)
Add:
Share-based compensation expense*	10,329	6,044	25,711	11,984
Amortization of acquisition-related intangible assets	845	120	1,889	360
One-time acquisition costs	21	—	548	57
Non-GAAP operating loss	$(20,653)	$(10,243)	$(45,530)	$(29,999)

Operating margin	(45)%	(35)%	(38)%	(34)%
Non-GAAP operating margin	(29)%	(22)%	(24)%	(24)%
*Includes amortization related to share-based compensation that was capitalized in internal-use software in previous periods.

Reconciliation from GAAP to non-GAAP net loss

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018
	(in thousands)
Net loss	$(28,856)	$(15,569)	$(67,780)	$(42,200)
Add:
Share-based compensation expense*	10,329	6,044	25,711	11,984
Amortization of acquisition-related intangible assets	845	120	1,889	360
One-time acquisition costs	21	—	548	57
Remeasurement of convertible preferred stock warrant liability	—	—	—	1,326
Non-GAAP net loss	$(17,661)	$(9,405)	$(39,632)	$(28,473)
*Includes amortization related to share-based compensation that was capitalized in internal-use software in previous periods.

SMARTSHEET INC.
Reconciliation from GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation from GAAP to non-GAAP weighted average shares outstanding (basic and diluted)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018
	(in thousands)
GAAP weighted-average shares outstanding used in computing net loss per share attributable to common shareholders, basic and diluted	116,861	102,822	111,401	76,065
Add: common shares that would have resulted from conversion of convertible preferred stock at the beginning of the period, or when granted (if later), on a weighted average basis	—	—	—	22,325
Non-GAAP weighted-average shares outstanding used in computing net loss per share attributable to common shareholders, basic and diluted	116,861	102,822	111,401	98,390

Anti-dilutive shares (in thousands)

	October 31,
	2019	2018
Shares subject to outstanding common stock awards	12,727	14,943
Shares issuable pursuant to the 2018 Employee Stock Purchase Plan	57	59
Total potentially dilutive shares	12,784	15,002
SMARTSHEET INC.
Reconciliation from GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation from net operating cash flow to net free cash flow

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018
	(in thousands)
Net cash provided by (used in) operating activities	$1,049	$2,423	$(10,828)	$(6,850)
Less:
Purchases of property and equipment	(1,101)	(2,158)	(4,186)	(4,372)
Capitalized internal-use software development costs	(1,793)	(1,307)	(5,190)	(2,156)
Payments on principal of finance leases	(1,072)	(936)	(3,114)	(2,520)
Free cash flow	$(2,917)	$(1,978)	$(23,318)	$(15,898)

Reconciliation from revenue to calculated billings

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018
	(in thousands)
Total revenue	$71,525	$46,868	$192,363	$125,571
Add:
Deferred revenue (end of period)	135,838	84,151	135,838	84,151
Less:
Deferred revenue (beginning of period)	123,867	76,157	96,133	57,281
Calculated billings	$83,496	$54,862	$232,068	$152,441

SMARTSHEET INC.
Reconciliation from GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation from GAAP to non-GAAP operating loss guidance

	Q4 FY 2020		FY 2020
	Low	High	Low	High
	(in millions)
Loss from operations	$(37.3)	$(35.3)	$(111.3)	$(109.3)
Add:
Share-based compensation expense*	15.0	15.0	41.0	41.0
Amortization of acquisition-related intangible assets	0.8	0.8	2.7	2.7
One-time costs of acquisition	—	—	0.6	0.6
Non-GAAP operating loss	$(21.5)	$(19.5)	$(67.0)	$(65.0)
*Includes amortization related to share-based compensation that was capitalized in internal-use software in previous periods.

Reconciliation from GAAP to non-GAAP net loss guidance

	Q4 FY 2020		FY 2020
	Low	High	Low	High
	(in millions)
Net loss	$(36.3)	$(34.3)	$(104.4)	$(102.4)
Add:
Share-based compensation expense*	15.0	15.0	41.0	41.0
Amortization of acquisition-related intangible assets	0.8	0.8	2.7	2.7
One-time costs of acquisition	—	—	0.6	0.6
Non-GAAP net loss	$(20.5)	$(18.5)	$(60.1)	$(58.1)
*Includes amortization related to share-based compensation that was capitalized in internal-use software in previous periods.

Source: Smartsheet Inc.

Smartsheet Inc.
Investor Relations Contact
Aaron Turner
investorrelations@smartsheet.com

Media Contact
Shelby Simonson
pr@smartsheet.com